                                                                   EXHIBIT 10.12

                          Copyright License Agreement


                                    between


                            Ryder Truck Rental, Inc.


                                      and


                                Ryder TRS, Inc.


                                October 17, 1996

                               TABLE OF CONTENTS
                               -----------------


1. Definitions..........................................   1
2. Grant of Rights......................................   5
3. Term.................................................   7
4. Ownership and Protection.............................   7
5. Infringement and Defense.............................   7
6. Independent Contractor...............................   9
7. Indemnification......................................   9
8. Default and Termination..............................  10
9. Obligations Upon Termination or Expiration...........  11
10. Amendments and Waivers/Attorney Fees................  12
11. Assignment..........................................  12
12. Entire Agreement....................................  13
13. Survival............................................  13
14. Counterparts; Facsimile Signatures..................  13
15. Notices.............................................  13
16. Dispute Resolution; Governing Law and Jurisdiction..  14
17. Bankruptcy..........................................  15
18. Severability........................................  15
19. Interpretation; Absence of Presumption..............  15

                          COPYRIGHT LICENSE AGREEMENT

     This Agreement is entered into and effective on this 17th day of October, 1996 by and between Ryder Truck Rental, Inc., a Florida corporation with its principal place of business at 3600 N.W. 82nd Avenue, Miami, Florida, 33166 (hereinafter "Licensor") and Ryder TRS, Inc. (f/k/a RCTR Holdings, Inc.), a Delaware corporation with its principal place of business at 8669 N.W. 36th Street, Miami, Florida 33166 (hereinafter "Licensee").

     WHEREAS, Licensor and Licensee are parties to an Asset Purchase Agreement dated September 19, 1996 (the "Asset Purchase Agreement") under which Licensee has purchased certain assets and businesses from Licensor and under which the parties have agreed that Licensee will be granted a license to use certain copyrighted works in connection with certain services offered by Licensee.

     NOW, THEREFORE, in consideration of the rights and obligations set forth herein and in the Asset Purchase Agreement, the adequacy of which is hereby acknowledged, the parties agree as follows:

1.   Definitions.
     -----------

     The following terms, when used in this Agreement, shall have the respective meanings set forth in this Section 1.

     1.1  Accessories.  The term "Accessories" shall mean hand trucks, moving
          -----------
dollies, furniture pads and similar accessory items owned by Licensee and used for the Rental Business.

     1.2  Agreement.  The term "Agreement" shall have the meaning set forth in
          ---------
the first paragraph hereof.

     1.3  Asset Purchase Agreement.  The term "Asset Purchase Agreement" shall
          ------------------------
have the meaning set forth in the second paragraph hereof.

     1.4  Business.  The term "Business" shall mean the Rental Business and the
          --------
Move Management Business.

     1.5  Copyrights.  The term "Copyrights" shall mean the copyright rights in
          ----------
and to the Copyrighted Works and all derivative works thereof.

     1.6  Copyrighted Works.  The term "Copyrighted Works" shall mean those
          -----------------
brochures, pamphlets and printed promotional materials used by the Division on the Effective Date of the Asset Purchase Agreement in connection with the Business, and to which Licensor owns or has the right to use all copyright rights.

     1.7  Dealer.  The term "Dealer" shall mean any Person (as that term is
          ------
defined in the Asset Purchase Agreement) that serves as Licensee's commissioned sales agent for the Rental Business.

     1.8  Division.  The term "Division" shall mean Ryder Truck Rental, Inc.'s
          --------
Consumer Truck Rental Division, which includes Ryder Move Management, Inc. and Ryder Move Management, Inc.'s subsidiaries.

     1.9  Heavy Duty Rentals.  The term "Heavy Duty Rentals" shall mean rental
          ------------------
of trucks or other vehicles with a manufacturer's gross vehicle weight rating of 26,000 pounds or more.

     1.10 Leasing.  The term "Leasing" shall mean surrendering possession and
          -------
the right to use a vehicle, for a period in excess of ninety days for consideration, except under circumstances which satisfy the requirements of (a),
(b) and (c) of 1.19 below. Furnishing a vehicle pursuant to a contract with a stated term of ninety days or less which is extended or renewed and does not satisfy the requirements of (a), (b) and (c) of 1.19 below shall be considered Leasing.

     1.11 Light Commercial Rental Business.  The term "Light Commercial Rental
          --------------------------------
Business" shall mean (a) the rental of Light Duty Trucks within the Territory for the transport of goods within the Territory for a business purpose, and (b) in connection therewith, (i) any rental of Accessories or Towing Equipment, (ii) any sale of Protection Products, and (iii) any sale of boxes or other moving supplies (e.g., rope, tape, bubble wrap, locks and similar moving supplies).
The term "One-Way Light Commercial Rental Business" shall mean Light Commercial Rental Business" where the Light Duty Truck is picked up at one rental office and dropped off at another rental office more than 35 miles from the rental office where such Light Duty Truck was picked up. The term "Local Light Commercial Rental Business" shall mean Light Commercial Rental Business where the Light Duty Truck is picked up and dropped off at the same rental office or another rental office within 35 miles.

     1.12 Light Duty Trucks.  The term "Light Duty Trucks" shall mean trucks
          -----------------
(excluding refrigerated trucks and stake trucks) owned by Licensee (or leased by Licensee from affiliates of Licensee) with a manufacturer's gross vehicle weight rating of less than 26,000 pounds.

     1.13 Local Consumer Rental Business.  The term "Local Consumer Rental
          ------------------------------
Business" shall mean (a) the rental of Light Duty Trucks within the Territory to individuals for the transport of goods within the Territory for a non-business purpose, which Light Duty Trucks are returned to the original renting office, and (b) in connection therewith, (i) any rental of Accessories or Towing Equipment, (ii) any sale of Protection Products, and (iii) any sale of boxes or other moving supplies (e.g., rope, wazzu tape, bubble wrap, locks and similar moving supplies).

     1.14 Marks.  The term "Marks" shall have the meaning set forth in the
          -----
Trademark License Agreement.

     1.15 Move Management Business.  The term "Move Management Business" shall
          ------------------------
mean (a) providing moving management services to corporate and other business customers for the purpose of arranging the (i) packing, loading, and/or movement of the household goods of their employees/members (or future employees/members) who are relocating to take a position (or a different position) with the customer or (ii) rental of a Light Duty Truck to such employee/member so that he/she can transport his/her own household goods, (b) arranging such services directly for individuals, (c) offering to individuals for whom such moves or rentals are arranged, real estate brokerage referrals and/or certain assistance as a mortgage broker, and (d) providing the following employee/member relocation services for corporate and other business customers; (i) offering tax gross-up services to reflect the impact of the individuals' move, and corporate relocation and relocation policy consulting services, mortgage brokerage, and
(ii) through referral to third parties, home finding, home buy out and equity funding, home purchase assistance, home marketing, property resale and closing services, home inspections, interim housing, spousal job assistance, and locating dependent care. In no event shall a Person (as that term is defined in the Asset Purchase Agreement) be deemed to be engaging in the Move Management Business due to performance of activities which constitute or are included in the Light Commercial Rental Business or Local Consumer Rental Business. Move Management Business shall not include Leasing or Heavy Duty Rentals.

     1.16 New Services.  The term "New Services" shall mean services that are
          ------------
not offered by the Division under the Marks on the date of execution of this Agreement provided such services (a) are complementary and related to the Rental Business or Move Management Business, (b) shall in no event in any way involve driver rental or leasing, integrated logistics services, dedicated contract carriage, cartage, common or contract carriage, truck maintenance to third parties, car rental, Leasing or Heavy Duty Rentals, and (c) do not otherwise violate this Agreement. It is understood that New Services shall include: (a) public self storage facilities in connection with the Rental Business or Move Management Business at locations operated by Licensee or a Dealer offering the Rental Business or the Move Management Business, (b) any services constituting the moving and management of moving of individuals' personal household goods from one location to another within the Territory, and (c) services within the Business not offered by the Division under the Marks on the date of execution of this Agreement.

     1.17 One-Way Consumer Rental Business.  The term "One-Way Consumer Rental
          --------------------------------
Business" shall mean (a) the rental of Light Duty Trucks within the Territory to individuals for the transport of goods within the Territory for a non-business purpose, which Light Duty Trucks are not returned to the original renting office, and (b) in connection therewith, (i) any rental of Accessories or Towing Equipment, (ii) any sale of

Protection Products, and (iii) any sale of boxes or other moving supplies (e.g., rope, tape, bubble wrap, locks and similar moving supplies).


     1.18 Protection Products.  The term "Protection Product" shall mean the
          -------------------
risk assurances sold to customers of the Rental Business under the following names: TowGuard Protection, Personal Accident and Cargo Protection, Supplemental Liability Protection, Physical Damage Waiver and Limited Damage Waiver, and any successor or other similar risk assurance arrangements made available to such customers.

     1.19 Rental. The term "rental," when used independently of any other
          ------
defined term, shall mean a surrender of possession and right to use a vehicle, for a period of ninety days or less, for consideration. Such initial period of ninety days or less may be extended/renewed for successive periods of ninety days or less and still be considered a "rental" only if (a) the total period of possession and use under such initial period and all extensions/renewals do not exceed one year, (b) there is no significant penalty or vehicle purchase obligation for failure to extend or renew, and (c) the vehicle is not identified with the customer's name, color or logo (other than any legally required placard indicating the identity of the customer).

     1.20 Rental Business.  The term "Rental Business" shall mean the Light
          ---------------
Commercial Rental Business, the Local Consumer Rental Business and the One-Way Consumer Rental Business.

     1.21 Services.  The term "Services" shall mean Used Truck Sales and those
          --------
services offered by the Division within the Business under the Marks on the date of execution of this Agreement.

     1.22 Territory.  The term "Territory" shall mean the contiguous forty-eight
          ---------
states of the United States of America and the State of Alaska.

     1.23 Towing Equipment.  The term "Towing Equipment" shall mean tow dollies,
          ----------------
car carriers and similar towing equipment owned by Licensee and used for the Rental Business.

     1.24 Trademark License Agreement.  The term "Trademark License Agreement"
          ---------------------------
shall mean the Trademark License Agreement of even date herewith by and between Ryder System, Inc. and Licensee.

     1.25 Used Truck Sales.  The term "Used Truck Sales" shall mean sales of
          ----------------
Light Duty Trucks formerly used by Licensee in connection with the Business and the Household Goods Moving Business, provided any Marks thereon have been removed prior to or at the time of sale.

2.   Grant of Rights .
     ----------------

     2.1 Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee the right and license, during the term of this Agreement, to:

(a)       prepare derivative works based upon the Copyrighted Works; and

(b) reproduce, distribute, display and transmit the Copyrighted Works and any derivative works thereof,

but only in the Territory and only in connection with the marketing and sale of Services and New Services; except that, nothing in this Agreement shall give
                           -----------
Licensee any right to use the Copyrighted Works in any manner that would violate the provisions of the Trademark License Agreement or any other agreement by and between Licensor and Licensee.

     2.2 Licensee shall only have the right to grant non-exclusive restricted sublicenses of its Section 2.1(a) rights to Dealers, provided, however, that

(A) the rights granted shall not be inconsistent with or more extensive in scope or manner than Licensee's rights under this Agreement or in violation of any other restriction imposed on Licensee under any other agreements with Licensor,

(B) Licensee will be directly liable for any acts of Dealers which violate the terms of this Agreement,

(C) each sublicense granted shall be personal to the Dealer (with no right to assign or sublicense) and shall terminate immediately upon termination of the respective Dealer agreement or upon request by Licensee,

(D) Licensee will not appoint as a Dealer (i) any party listed in or covered by Schedule 3, Paragraph 8, or (ii) any Affiliate (as that term is defined in the Asset Purchase Agreement) of such party (provided Licensee has actual knowledge of such affiliation and such Affiliate shares such party's name and engages in Leasing, Heavy Duty Rentals and/or integrated logistics services), and

(E) Within a reasonable period following execution hereof, Licensee will incorporate the obligations of this Section in a written instrument approved by Licensor, which instrument Licensee will require all Dealers appointed following execution hereof to sign (except Licensor).

     2.3 Licensor will not itself use or grant to any other party the right to use the Copyrighted Works for One-Way Consumer Rental Business (except Licensor may use the Marks as a Dealer in accordance with the Dealer Agreement between Licensor and Licensee dated October 17, 1996 ("Dealer Agreement")), One-Way Light Commercial Rental Business (except Licensor may use the Marks as a Dealer in accordance with the Dealer Agreement) or Move Management Business. For purposes of this Section 2.3 only, it is understood and agreed that a rental that is covered by the definition of One-Way Consumer Rental Business which is picked up by a customer at one office and dropped off at another office which is within thirty-five miles of the pick-up office is not One-Way Consumer Rental Business.

     2.4 Licensor will not grant to any party who is not affiliated with Licensor the right to use the Copyrighted Works for Local Light Commercial Rental Business. For the purposes of this Section 2.4, "affiliated" shall mean, for the duration of the Term hereof, any other party in which Licensor has at least a fifty percent (50%) economic interest and which Licensor directly, or through one or more intermediaries, controls or is under common control with, and, if such a party is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any party who is controlled by any such member or trust.
As used in this definition, "control" (including, with a correlative meaning "under common control with") shall mean possession, directly or indirectly, or power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interest, by contract or otherwise).

     2.5 Licensor will not grant to any other party the right to use the Copyrighted Works for Local Consumer Rental Business.

     2.6 Nothing herein shall prohibit Licensor from using or licensing another party to use the Copyrights in any way which does not violate Section 2.3, 2.4 or 2.5 hereof or the Asset Purchase Agreement.

     2.7 Licensor and Licensee acknowledge that all rights, licenses and privileges not specifically granted herein are excluded from this Agreement.

3.   Term.
     ----

     This Agreement shall extend for a period of ten (10) years from the date of this Agreement ("Term"), unless sooner terminated pursuant to Section 8.

4.   Ownership and Protection.
     ------------------------

     4.1 Licensee acknowledges and agrees that Licensor is, and Licensor or its successors or assigns shall remain, the owner of the Copyrights. Licensee shall acquire no ownership interest in the Copyrights through this Agreement or otherwise.

     4.2 Licensor represents and warrants that, except as would not be reasonably expected to have any material adverse effect on the Business, to the best of Licensor's knowledge, none of the Copyrighted Works: (i) infringes or otherwise violates the rights of others; (ii) is being infringed by others;
(iii) is subject to any outstanding order, decree, judgment, stipulation or charge; or (iv) is subject to any license, sublicense or other encumbrance.

     4.3 Licensee will fully cooperate with Licensor, at Licensor's expense, in efforts to obtain, perfect and enforce Licensor's rights in the Copyrights.

     4.4 Licensee will not do or permit to be done any action or thing which will in any way impair Licensor's rights in and to the Copyrights.

     4.5 Licensee will not contest or assist any other party in contesting the validity or Licensor's ownership of the Copyrights.

5.   Infringement and Defense
     ------------------------

     5.1 Licensor shall have the sole right to control the prosecution and settlement of any action, suit or other proceeding (collectively, "Prosecution") respecting any infringement of the Copyrights (hereinafter "Infringement"), including, without limitation, the decision whether to initiate a Prosecution.

     5.2 Licensor shall have the right to control the defense and settlement (collectively "Defense") of any allegation or claim by a third party of infringement of rights of such third party arising from Licensee's use of the Copyrights (collectively, "Claim") including, without limitation, the decision whether to undertake a Defense, provided, however, that in the event Licensor undertakes any Defense, Licensor shall promptly:

(a) notify Licensee of any material developments with respect to such Defense;

(b) deliver to Licensee a copy of all pleadings, correspondence and other material documents respecting such Defense; and

(c) notify Licensee of any offers of settlement related to such Defense which it receives or which it proposes to make. Licensor shall not offer, or accept any offer of a settlement that contains any material term or condition (other than the receipt or payment of money by Licensor) which would have a material adverse impact on Licensee's use of the Patents without the prior written consent of Licensee, which consent shall be not unreasonably withheld or delayed.

     5.3 Licensee will promptly notify Licensor of any Claim or any Infringement that comes to its attention. Licensor will within thirty (30) days from the date it receives notice from Licensee of a Claim or Infringement notify Licensee of its decision as to whether it will undertake the Defense or Prosecution respecting such Claim or Infringement. If Licensor elects not to undertake the Defense or Prosecution or does not give timely notice to Licensee of its decision with regard thereto, Licensee shall be authorized to undertake the Defense of such Claim (at Licensor's cost and expense to the extent the Claim arises out of Licensee's right to use the Copyrighted Works in connection with the Business, and otherwise at Licensee's sole cost and expense) or Prosecution of such Infringement (provided Licensee's Prosecution will not, in Licensor's reasonable opinion, adversely effect Licensor's ownership or use of the Copyrighted Works) at its sole cost and expense; provided however, that Licensee will promptly:

(a) notify Licensor of any material developments with respect to such Defense or Prosecution;

(b) deliver to Licensor a copy of all pleadings, correspondence and other material documents respecting such Defense or Prosecution; and

(c) notify Licensor of any offers of settlement related to such Claim or Infringement which it receives or which it proposes to make. Licensee shall not offer, or accept any offer of, a settlement that contains any material term or condition other than the receipt or payment of money by Licensee without the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed.

     5.4 In the event Licensee undertakes any Defense or Prosecution, Licensor reserves the right at any time to assume said Defense or Prosecution at its own expense.

          If any Prosecution results in a monetary judgment in favor of Licensor or Licensee, the parties will negotiate in good faith an appropriate allocation of those proceeds, after reimbursement of all attorneys' fees and costs incurred in connection with said Prosecution has been made to the party bearing such fees and costs.

6.   Independent Contractor.
     ----------------------

     6.1 This Agreement does not create a fiduciary relationship between Licensor and Licensee. Licensee shall be an independent contractor. Nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, franchisee, or servant of the other for any purpose.

     6.2 Nothing in this Agreement authorizes Licensee to make any contract, agreement, warranty, or representation on Licensor's behalf, or to incur any debt or other obligation in Licensor's name.

7.   Indemnification.
     ---------------

     7.1 Licensee shall indemnify and hold harmless Licensor, its successors and assigns and each of their affiliates, officers, directors and employees from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys' fees and expenses) actually suffered or incurred by it, actually arising out of or resulting from the Licensee's failure to meet any of its obligations hereunder or from the addition of any material to the Copyrighted Works by or on behalf of Licensee. At its sole option, Licensor may require Licensee to defend Licensor against any claim set forth in this Section 7.1, using Licensee's own counsel that meets Licensors approval.

     7.2 Licensor shall indemnify and hold harmless Licensee, its successors and permitted assigns and each of their affiliates, officers, directors and employees from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys fees and expenses) actually suffered or incurred by it, actually arising out of or resulting from Licensor's failure to meet any of its obligations hereunder.

     7.3 Licensor shall not be liable or responsible in any manner to Licensee, whether for indemnification or otherwise, except for indemnity as expressly provided in this Section. Licensee acknowledges that Licensor is not making, has not made and disclaims any representations or warranties including, without limitation, any implied warranties except as set forth in Sections 2.3, 2.4, 2.5, 4.1 and 4.2.

8.   Default and Termination.
     -----------------------

     8.1 Licensee shall be deemed to be in default under this Agreement, and this Agreement and all rights granted hereunder will automatically terminate without notice to Licensee, if any of the following events occur:

(a) if Licensee commences a voluntary case or other proceeding seeking liquidation, rehabilitation, reorganization, conservatorship or other relief for itself or its assets under bankruptcy, insolvency or other similar laws, or seeking the appointment of a trustee, receiver or other similar official for itself or any substantial part of its property, or consents to any such relief in an involuntary case or proceeding commenced against it, or makes a general assignment for the benefit of creditors, or takes any corporate action to authorize any of the foregoing;

     8.2 Licensee shall be deemed to be in default under this Agreement, and Licensor may, at its option, immediately terminate this Agreement and all rights granted hereunder upon notice to Licensee, if any of the following events occur:

(a) if there is any attempted assignment or sublicense of this Agreement or any interest therein by Licensee, contrary to the terms hereof.

     8.3 Licensee shall be deemed to be in default and Licensor may, at its option, upon sixty (60) days written notice to Licensee terminate this Agreement and all rights granted hereunder if any of the following events occur and Licensee fails to cure the default within the sixty (60) day notice period:

(a) if Licensee breaches any of the covenants set forth herein, not specified in Section 8.1 or 8.2; or

(b) if Licensee violates the competition provisions (Section 6.2) of the Asset Purchase Agreement; or

(c) if any involuntary case or other proceeding is commenced against Licensee seeking liquidation, rehabilitation, reorganization, conservatorship or other relief with respect to it or to its assets under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to it or any substantial part of its property.

     8.4 Licensor shall be deemed to be in default under this Agreement, and this Agreement will automatically terminate without notice to Licensor, in the event:

(a) Licensor commences a voluntary case or other proceeding seeking liquidation, rehabilitation, reorganization, conservatorship or other relief for itself or its assets under bankruptcy, insolvency or other similar laws, or seeking the appointment of a trustee, receiver or other similar official for itself or any substantial part of its property, or consents to any such relief in an involuntary case or proceeding commenced against it, or makes a general assignment for the benefit of creditors, or takes any corporate action to authorize any of the foregoing.

     8.5 Licensor shall be deemed to be in default and Licensee may, at its option, upon sixty (60) days written notice to Licensor terminate this Agreement and all rights granted hereunder if any of the following events occur and Licensor fails to cure the default within the sixty (60) day notice period:

(a) if any involuntary case or other proceeding is commenced against Licensor seeking liquidation, rehabilitation, reorganization, conservatorship or other relief with respect to it or to its assets under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver or other similar official with respect to it or any substantial part of its property, or

(b)       Licensor breaches any of its representations or covenants hereunder.

     If Licensee terminates this Agreement on account of Licensor's default, Licensee may seek monetary relief, specific performance or injunctive relief.
If a court should order specific performance in the form of a license to use the Marks, Licensor and Licensee agree that they will execute such an agreement on terms no less favorable to Licensor than those set forth herein.

     8.6 If the Trademark License Agreement terminates for any reason, this Agreement shall terminate immediately.

9.   Obligations Upon Termination or Expiration.
     ------------------------------------------

     9.1 Upon termination or expiration of this Agreement, all rights granted hereunder to Licensee shall terminate. In addition, upon termination or expiration, Licensee shall:

(a) cease reproducing, distributing and displaying all Copyrighted Works and cease preparing any derivative works thereof;

(b) promptly return to Licensor and/or destroy all Copyrighted Works. Licensee shall retain no copy or record of any of the foregoing, excepting only Licensee's copy of this Agreement and of any correspondence between the parties, and any other documents which Licensee reasonably needs for archival purposes or compliance with any provision of law; and

(c) promptly pay all sums owing to Licensor, including all damages, costs and expenses, including reasonable attorneys' fees incurred by Licensor as result of any default.

10.  Amendments and Waivers/Attorney Fees.
     ------------------------------------

     This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The prevailing party in any action to enforce this Agreement shall recover from the other party all costs and expenses, including reasonable attorneys' fees, incurred therein.

11.  Assignment.
     ----------

     11.1 Licensee may assign this Agreement, upon 10 days prior notice to and without the consent of Licensor, only to a party who purchases or acquires, as a going concern, the business of Licensee or all or substantially all of Licensee's assets, provided, however, that any assignee of this Agreement must
(a) agree with Licensor, in writing, to be bound by the terms and provisions hereof, (b) have a debt/equity ratio as good as Licensee's at the time of execution hereof, (c) be the assignee of the competition provisions in Section 6.2(d) of the Asset Purchase Agreement and the following agreements defined in the Asset Purchase Agreement (to the extent such agreements are still existing at the time of such assignment): (i) the Trademark License Agreement, (ii) the Software License Agreement, (iii) the Dealer Agreement, (iv) the Administrative Services Agreement, (v) the Maintenance Agreement, (vi) the MIS Support Agreement, and (vii) the Used Truck Sales Agreement, and (d) not be one of the parties or an affiliate (as that term is defined in the Asset Purchase Agreement) of any of any of the parties set forth in paragraph number 8 on
Schedule 3 of the Trademark License Agreement. In addition, Licensee may assign its rights hereunder to any lenders which provide financing to Licensee for the purpose of consummating the transactions contemplated under the Asset Purchase Agreement, or refinancing any such financing, including any successors thereto. Except as expressly set forth in this Section 11.1, Licensee may not assign its rights in this Agreement.

     11.2 This Agreement may be assigned, transferred, sublicensed or otherwise delegated by Licensor following notice to but without the prior written consent of Licensee.

     11.3 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, only the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer upon anyone not a party hereto any rights or remedies hereunder.

12.  Entire Agreement.
     ----------------

     This Agreement and the Schedules and Exhibits hereto and the Asset Purchase Agreement contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

13.  Survival.
     --------

     The rights and obligations set forth in Sections 4.1, 4.4, 7 and 9 shall survive termination of this Agreement.

14.  Counterparts; Facsimile Signatures.
     ----------------------------------

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

15.  Notices.
     -------

     All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or registered or certified mail return receipt requested to the appropriate address set forth below. Notices to Licensor shall be addressed to:

                         Ryder Truck Rental, Inc.

                         3600 N.W. 82nd Avenue
                         Miami, Florida 33166
                         Attention:  President

                         with a copy to:

                         Ryder System, Inc.
                         3600 N.W. 82nd Avenue
                         Miami, Florida 33166
                         Attention:  General Counsel

or at such other address and to the attention of such other party as Licensor may designate by written notice to Licensee.

Notices to Licensee shall be addressed to:

                         Ryder TRS, Inc.

                         8669 N.W. 36th Street
                         Miami, Florida 33166
                         Attention:  President

                         with a copy to:

                         Questor Management Company
                         4000 Town Center, Suite 530
                         Southfield, Michigan 48075
                         Attention:  President

                         and with an additional copy to:

                         Willkie Farr & Gallagher
                         153 East 53rd Street
                         New York, New York 10022
                         Attention:  Thomas M. Cerabino

or at such other address and to the attention of such other party as Licensee may designate by written notice to Licensor.

16.  Dispute Resolution; Governing Law and Jurisdiction.
     --------------------------------------------------

     16.1 The parties agree that if any disputes arise under Section 2, senior management of the parties will meet (or designate other representatives to meet) and negotiate in good faith in an attempt to resolve the dispute. In the event that the parties are unable to resolve the dispute within thirty (30) days from the date of written notice of disagreement, either party may submit and the other party may agree to refer the dispute to binding mediation which shall be conducted under the then applicable rules of the CPR/INTA Alternative Dispute Resolution Program, or such other mediation process which shall be agreed to by the parties. None of the remaining provisions of this Agreement, including without limitation, the provisions of Section 8 (Default and Termination) shall be subject to this dispute resolution provision. Notwithstanding anything in this Section 16.1, this section shall not prohibit either party from immediately seeking equitable relief in court if it so desires.

     16.2 Except as set forth in Section 16.1, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York U.S.A. without regard to its provisions concerning conflicts or choice of law. The parties consent to the jurisdiction of the courts situated in New York for the resolution of any disputes as to the construction of this Agreement.

     16.3 Notwithstanding the foregoing, Licensee acknowledges that its failure to comply with its obligations under this Agreement could cause immediate and irreparable harm to Licensor for which money damages would be inadequate. Accordingly, in the event of Licensee's breach of this Agreement, Licensor may seek equitable relief, including specific performance of Licensee's obligations and injunctive relief to prevent Licensee's continued use of the Marks. Such remedy shall not be deemed to be the exclusive remedy for breach but shall be in addition to all other remedies available at law or in equity.

17.  Bankruptcy.
     ----------

     All rights and licenses granted under or pursuant to this Agreement by Licensor are, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code.

18.  Severability.
     ------------

     Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

19.  Interpretation; Absence of Presumption.
     --------------------------------------

     This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

                            (CONTINUED ON NEXT PAGE)

     IN WITNESS WHEREOF, the parties have caused this Copyright License Agreement to be executed by their duly authorized officers as of the date first written above.



RYDER TRUCK RENTAL, INC.            RYDER TRS, INC. (f/k/a

"Licensor"                          RCTR HOLDINGS, INC.)
                                    "Licensee"


By:/s/ Dwight D. Denny                  By:/s/ Wallace Rueckel
   -------------------                     -------------------

Name:  Dwight D. Denny                  Name:  Wallace Rueckel

Title: Executive Vice                   Title: Senior V.P. & Treasurer
       President Development